EXHIBIT 2.1

                                MERGER AGREEMENT

                          AGREEMENT AND PLAN OF MERGER
                                     BY AND
                                      AMONG


                         HY-TECH TECHNOLOGY GROUP, INC.
                             A DELAWARE CORPORATION,

                             RWT ACQUISITION, INC.,
                             A MARYLAND CORPORATION

                                       AND

                      ROBOTIC WORKSPACE TECHNOLOGIES, INC.
                             A MARYLAND CORPORATION

                         LIST OF SCHEDULES AND EXHIBITS
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         SCHEDULES

         Company Disclosure Schedule

         RWT Disclosure Schedule


         EXHIBITS

         Exhibit 6.1(a)(1)          Company Certified Resolutions

         Exhibit 6.1(a)(2)          Acquisition Certified Resolutions

         Exhibit 6.1(f)(1)          Company Officer's Certificate

         Exhibit 6.1(f)(2)          Acquisition Officer's Certificate

         Exhibit 6.2(a)             RWT Certified Resolutions

         Exhibit 6.2(e)             RWT Officer's Certificate

         Exhibit A                  Certificate of Designation of Series A
                                    Preferred

         Exhibit J                  Registration Rights Agreement

         Exhibit K                  Lock Up Agreement

         Exhibits L-1 and L-2       Employment Agreements of Walter Weisel and
                                    Sheri Aws


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

      AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 21, 2004, by and among Hy-Tech Technology Group, Inc., a Delaware corporation (the "Company"), RWT Acquisition, Inc., a Maryland corporation ("Acquisition") and Robotic Workspace Technologies, Inc., a Maryland corporation ("RWT").

                                    RECITALS

      WHEREAS, the Company and RWT desire to merge Acquisition with and into RWT whereby RWT shall be the surviving entity pursuant to the terms and conditions set forth herein and whereby the transaction is intended to qualify as a tax free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "IRC"), to the extent permitted by applicable law;

      WHEREAS, in furtherance of such combination, the Boards of Directors of the Company, Acquisition and RWT have each approved the merger of Acquisition with and into RWT (the "Merger"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL") and the Maryland Business Corporation Act (the "MBCA").

      WHEREAS, the stockholders of RWT desire to approve the Merger and exchange all of their shares of the capital stock of RWT (the "RWT Common Stock") for shares of the capital stock of the Company (the "Company Capital Stock") as a tax free reorganization pursuant to Section 368(a) of the IRC, to the extent permitted by applicable law;

      WHEREAS, RWT has issued and outstanding Two Hundred, Forty-eight Thousand Seven Hundred Thirty (248,730) options to acquire shares of RWT Common Stock (the "RWT Options"), and the Company and RWT desire that upon the effectiveness of the Merger that the RWT Options be converted into options to acquire Company Common Stock (the "Company Options"); and

      WHEREAS, the Company has changed or will change its name to Innova Holdings, Inc. on or after the Effective Date, references to Hy-Tech Technology Group, Inc., the Company and/or Innova Holdings, Inc. shall all be references to the parent of RWT Acquisitions, Inc.;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

      1.1 The Merger. At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement and the DGCL and MBCA, Acquisition shall be merged with and into RWT pursuant to the Merger. Following the Merger, RWT shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. As part of the Merger and as more fully described in Section 2.1, (i) the Four Million, Five Hundred Sixty Seven Thousand, Seven Hundred Ninety-nine (4,567,799) issued and outstanding shares of RWT Common Stock shall be exchanged for Company Capital Stock at the Exchange Ratio (as defined below), (ii) the RWT Options shall be exchanged for Company Options as provided in section 2.8, and
(ii) each share of Acquisition's issued and outstanding common stock, par value $.001 per share (the "Acquisition Common Stock"), shall be converted into one


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

validly issued, fully paid and non-assessable share of common stock, par value of $.001 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"). For all purposes of this Agreement, the Exchange Ratio shall be determined by dividing Two Hundred and Eighty Million (280,000,000)by the number of issued and outstanding shares of RWT on the Closing Date and the number so determined shall equal the number of shares of Company Stock to be exchanged for one share of outstanding RWT Common Stock.

      1.2 Effective Time. The Merger shall be consummated as promptly as practicable after satisfaction of all conditions to the Merger set forth herein, by filing with the Secretary of State of the States of Delaware and Maryland a certificate of merger (the "Certificate of Merger"), and all other appropriate documents, executed in accordance with the relevant provisions of the DGCL and MBCA. The Merger shall become effective upon the filing of the Certificate of Merger. The time of such filing shall be referred to herein as the "Effective Time."

      1.3 Effects of the Merger. At the Effective Time, all the rights, privileges, immunities, powers and franchises of Acquisition and RWT and all property, real, personal and mixed, and every other interest of, or belonging to or due to each of Acquisition and RWT shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Acquisition and RWT, including, without limitation, the performance of all obligations and duties of RWT pursuant to this Agreement, the RWT Debentures and the exhibits, schedules and all documents executed in connection therewith or any other Transaction Document (as defined in this Agreement), shall become the debts, liabilities, obligations and duties of the Surviving Corporation without further act or deed, all in the manner and to the full extent provided by the DGCL and MBCA. Whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest any property or right in the Surviving Corporation, the directors and officers of the respective constituent corporations shall execute, acknowledge and deliver such instruments and perform such acts, for which purpose the separate existence of the constituent corporations and the authority of their respective directors and officers shall continue, notwithstanding the Merger.

      1.4 Certificate of Incorporation. The Certificate of Incorporation of RWT, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation and thereafter may be amended or repealed in accordance with its terms and applicable law.

      1.5 By-Laws. At the Effective Time and without any further action on the part of Acquisition and RWT, the By-laws of RWT shall be the By-laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law.


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

      1.6 Directors. The directors of the Company at the Effective Time shall consist of Martin Nielson, Gary McNear, Craig Conklin, Walter Weisel and one other nominee selected by RWT. Walter Weisel shall serve as Chairman of the Board of Directors. The directors of RWT as of the Closing Date shall select the persons who shall serve as chairman of any committee of the Board of Directors.

      1.7 Officers. The officers of RWT at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be. Walter Weisel will continue to serve as Chairman and Chief Executive Officer of the Surviving Corporation. Walter Weisel will be appointed as a Senior Executive of the Company. The employment of Walter Weisel and Sheri Aws by the Company and the Surviving Corporation shall be pursuant to the terms of their existing Employment Agreements with RWT, as the Surviving Corporation, copies of which Employment Agreements are annexed hereto as EXHIBITS L-1 AND L-2. Said Employment Agreements will be assumed by the Company as of the Effective Date and amended as necessary to include bonus incentives approved by the Board of Directors of the Company as well as duties specific to the Company.

      1.8 Tax-Free Reorganization. The parties intend that the Merger shall be treated as a tax-free reorganization pursuant to Section 368(a) of the IRC, to the extent permitted by applicable law.

                                   ARTICLE II

                            CONVERSION OF RWT SHARES

      2.1 Conversion and Cancellation of RWT Common Stock and RWT Options. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquisition or RWT or the holders of any shares of the capital stock of Acquisition or RWT:

      (a) Subject to the provisions of Sections 2.4 and 2.5, each share of RWT Common Stock (the "RWT Common Stock Shares") issued and outstanding immediately prior to the Effective Time (other than shares canceled in accordance with
Section 2.1(b)), shall be converted into an aggregate of Two Hundred Eighty million (280,0000,000) shares of validly issued, fully paid and nonassessable shares (of which 7,500,000 shares have been delivered to RWT previously) of Company Common Stock (the "Company" Common Stock Shares); provided further that immediately prior to the Effective Date, the Stock Certificate representing the aforementioned 7,500,000 Company shares will be surrendered to the Company and cancelled. As of the Effective Time, each RWT Common Stock Share shall no longer be outstanding and shall automatically be canceled and cease to exist, and each holder of a certificate representing any RWT Common Stock Share shall cease to have any rights with respect thereto other than the right to receive Company Common Stock to be issued in consideration therefore upon the surrender of such certificate, properly endorsed to the Company's stock transfer agent, Continental Stock Transfer and Trust Company (the "Transfer Agent"). Promptly after the Effective Time, RWT shall deliver to the Transfer Agent a complete list of the names, addresses and holdings of each holder of RWT Common Stock and RWT Options. The Company shall thereafter instruct the Transfer Agent to send a letter of transmittal to all of such holders that will instruct all of such holders how to surrender their holdings in exchange for Company Common Stock Shares and how to receive Company Common Stock upon the exercise of RWT Options.


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

All of such holders shall execute an agreement setting forth the same covenants, representations and warranties that were made by such holder when such holder acquired the RWT Common Stock and RWT Options to confirm that such holder's receipt of Company Common Stock and Company Options, as the case may be, is exempt from the registration requirements of the Securities Act of 1933, as amended. Each holder of a certificate representing any RWT Common Stock Share shall cease to have any rights with respect thereto other than the right to receive Company Common Stock Shares to be issued in consideration therefore.

      (b) Each share of RWT Capital Stock held in the treasury of RWT and each share of RWT Capital Stock owned by Acquisition or Company shall be canceled without any conversion thereof and no payment, distribution or other consideration shall be made with respect thereto.

      (c) Each issued and outstanding share of Acquisition Common Stock shall be converted into one validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock.

      2.2 Adjustment of the Exchange Ratio. In the event that, prior to the Effective Time, any stock split, combination, reclassification or stock dividend with respect to the Company Common Stock or RWT Common Stock, any change or conversion of Company Common Stock or RWT Common Stock with or into other securities or any other dividend or distribution with respect to the Company Common Stock or RWT Common Stock (other than regular quarterly dividends) should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the Exchange Ratio, and thereafter all references to an Exchange Ratio shall be deemed to be to such Exchange Ratio as so adjusted.

      2.3 No Fractional Shares. No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of certificates and such fractional share shall not entitle the record or beneficial owner thereof to vote or to any other rights as a stockholder of the Company. The number of shares of Company Common Stock to be issued shall be rounded up to the nearest whole share.

      2.4 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either RWT or Acquisition or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized (to the fullest extent allowed under applicable law) to execute and deliver, in the name and on behalf of either RWT or Acquisition , all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of RWT or Acquisition, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of RWT or Acquisition, as applicable, and otherwise to carry out the purposes of this Agreement.


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

      2.5 RWT Options. At the Effective Time, the RWT Options shall be converted into Company Options as hereinafter provided. At the Effective Time, each unexercised RWT Option shall be converted into a Company Option on the same terms and conditions as the RWT Options, and all references in the RWT Options to RWT Common Stock shall be deemed thereafter to be references to Company Common Stock. The Exchange Ratio shall apply to the shares of Company Common Stock issuable upon the exercise of the RWT Options that have been converted into Company Options.

      2.6 Dissenters' Rights. Any shareholder of RWT who does not consent to the Merger shall be entitled to assert the dissenters' rights if and to the extent provided under the MBCA; provided, however, that if RWT shareholders holding more than one third (1/3) of the outstanding shares of RWT elect to exercise dissenters' rights, the Company shall have the right to terminate this Agreement.

      2.7 Right to Acquire Preferred Stock. Company shall create a new class of redeemable convertible Preferred Stock in addition to its outstanding Class A Preferred Stock consisting of 125,000 shares, which shares were purchased by five investors who previously owned debentures issued by the Company for $1.00 per share for total consideration of $125,000. Such new class shall be designated as Class B Preferred Stock and shall consist of 525,000 shares. The purchase price for one share of Class B Preferred Stock shall be $1.00 per share. RWT shall offer all of the Class B Preferred Stock to accredited investors with the first priority to those persons who hold expired RWT warrants. All proceeds of the sale of the Class B Preferred Stock shall be used by RWT.

                                   ARTICLE III

                                     CLOSING

      Subject to satisfaction of the conditions to closing set forth in this Agreement and unless this Agreement is otherwise terminated in accordance with the provisions contained herein, the closing of the Merger shall take place at the offices of Gottbetter & Partners, LLP, 488 Madison Avenue, New York, New York as promptly as practicable after satisfaction of the conditions set forth in this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      4.1 Representations and Warranties of the Company and Acquisition. Except as disclosed in the Reports (as defined below) or in a document of even date herewith referring to the representations and warranties in this Agreement and delivered by Company to RWT prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule"), Acquisition and the Company hereby make the following representations and warranties to RWT, all of which shall survive the Closing, subject to the limitations set forth in Section 8.1 hereof:


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

      (a) Organization and Good Standing. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under this Agreement. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under this Agreement. Company has no subsidiaries other than Acquisition and other than as set forth on the Company Disclosure Schedule 4.1(a) (individually, a "Subsidiary" and collectively, the "Subsidiaries"). Acquisition has no subsidiaries. Each of the Company and Acquisition is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures to be so qualified or in good standing would not have a Material Adverse Effect as defined in Article IX.

      (b) Authority; No Conflict.

            i. This Agreement and any agreement executed in connection herewith by Company or Acquisition constitute the legal, valid and binding obligations of the Company and Acquisition, as the case may be, enforceable against the Company and Acquisition, as the case may be, in accordance with their respective terms, except as such enforceability is limited by bankruptcy, insolvency and other laws affecting the rights of creditors and by general equitable principles. The Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and any agreement executed by it in connection herewith and to perform its obligations hereunder and there under.

            ii. Neither the execution and delivery of this Agreement by each of the Company and Acquisition, nor the consummation or performance by each of any of its respective obligations contained in this Agreement or in connection with the Merger will, directly or indirectly (with or without notice or lapse of time):

                  a.  contravene,  conflict with or result in a violation of (x)
any provision of the certificate of incorporation or by-laws (the "Organizational Documents") of the Company or Acquisition, as the case may be, or (y) any resolution adopted by the board of directors or the stockholders of the Company or Acquisition, as the case may be;

                  b. contravene, conflict with or result in a violation of, or give any governmental body or other Person the right to challenge any of the Merger or to exercise any remedy or obtain any relief under, any legal requirement or any order to which the Company or Acquisition or any of the assets owned or used by the Company or Acquisition may be subject;


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                  c.  contravene,  conflict  with or  result in a  violation  or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, this Agreement, or any contract or agreement to which Company and Acquisition are bound;

                  d. result in the imposition or creation of any material encumbrance upon or with respect to any of the material assets owned or used by the Company or Acquisition;

                  e. cause the Company or Acquisition to become subject to, or to become liable for the payment of, any tax; or

                  f. cause any of the assets owned by the Company or Acquisition to be reassessed or revalued by any taxing authority or other governmental body, except in connection with the transfer of real estate pursuant to this Agreement or the Merger, if any.

      (c) Capitalization. As of July 15, 2004, the Company had 98,677,406 shares of Common Stock and 125,000 shares of Class A Preferred Stock issued and outstanding. The Company has not issued any capital stock since that date other than pursuant to (i) employee benefit plans disclosed in the Reports (as defined in Section 4.1(d)), (ii) outstanding warrants, options or other securities disclosed in the Reports. All of the issued and outstanding shares of the Company Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except for this Agreement, the 525,000 shares of Class B Preferred Stock referenced in Section 2.7, and an additional 37,885,033 that will issue upon effectiveness of the amendment to the Company's Articles of Incorporation by which it will increase its authorized shares of Common Stock as referenced in Section 4.1(m), there are no outstanding options, warrants, scrip, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the Company Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of the Company Common Stock, or securities or rights convertible or exchangeable into shares of the Company Common Stock. None of the outstanding Company Capital Stock was issued in violation of the Securities Act of 1933 as amended, or any other legal requirement.

      (d) Financial Statements. The Company has delivered or made available to RWT copies of its Form 10-KSB Annual Report for the fiscal years ended February 28, 2003 and 2004 and copies of its quarterly reports on Form 10-QSB for the quarters ended May 31, 2003, August 31, 2003 and November 30, 2003, each as filed with the SEC and including, in each case, any amendments thereto (collectively, the "Reports"). The financial statements contained in the Reports are in all material respects in accordance with the books and records of the Company and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, all as more particularly set forth in the notes to such statements. The consolidated balance sheets contained in such Reports (the "Company Balance Sheets") present fairly in all material respects as of their dates the consolidated financial condition of the Company and its subsidiaries. Except as and to the extent reflected or reserved against in the Company Balance Sheets (including the notes thereto), the Company did not have, as of the date of any such Company Balance Sheet, any material liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto. The consolidated statements of operations, consolidated statements of stockholders' equity and changes in consolidated statements of cash flows present fairly in all material respects the results of operations and changes in financial position of the Company and its subsidiaries for the periods indicated.


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

      (e) SEC Filings. The Company has filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") under the rules and regulations of the SEC and all such reports have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all the applicable requirements of the Securities Exchange Act of 1934, as amended, except for the current 10-KSB which will be filed late and has resulted in a temporary E symbol attached to HYTT. As of the respective filing and effective dates, none of such reports (including without limitation, the Reports) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (f) Absence of Material Adverse Effect. Since the date of the latest Company Balance Sheets, there have been no events, changes or occurrences which have had or are reasonably likely to have, a Material Adverse Effect on Company or Acquisition.

      (g) Issuance of Company Securities. The Company Common Stock Shares and Company Preferred Stock Shares when issued in accordance with this Agreement, and when issued the Company Common Stock Shares issuable on conversion of the Company Preferred Stock, shall be duly authorized, validly issued, fully-paid and nonassessable. The Company currently has, and at all times while the Company Preferred Stock Shares are outstanding will maintain, an adequate reserve of shares of the Company Common Stock to enable it to perform its obligations under this Agreement. Except as set forth in the Reports, there is no equity line of credit or convertible security or instrument outstanding of the Company.

      (h) Undisclosed Liabilities. Except as disclosed in any Schedule to this Agreement, none of the Company, Acquisition or the Subsidiaries has any material obligations and liabilities (contingent or otherwise) except those liabilities
(i) that are reflected in the Company Balance Sheets or in the notes thereto, or disclosed in the notes therein in accordance with Generally Accepted Accounting Principles ("GAAP") or, in accordance with GAAP, are not required to be so reflected or disclosed, or (ii) that were incurred after the date of the Company Balance Sheets in the ordinary course of business, none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law or could reasonably be expected to have a Material Adverse Effect.

      (i) Taxes.

            i. The Company has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by it pursuant to applicable legal requirements. The Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by the Company, except such taxes, if any, as are listed in the Company Disclosure Schedule and are being contested in good faith as to which adequate reserves have been provided in the Company Balance Sheets.


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

            ii. All tax returns filed by the Company are true, correct and complete in all material respects.

      (j) Employee Benefits. Except as disclosed in the Reports, the Company does not sponsor or otherwise maintain a "pension plan" within the meaning of
Section 3(2) of ERISA or any other retirement plan other than the Company Profit Sharing and 401(k) Plan and Trust that is intended to qualify under Section 401 of the IRC, nor do any unfunded liabilities exist with respect to any employee benefit plan, past or present. No employee benefit plan, any trust created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in Section 4975 of the IRC, which may have a Material Adverse Effect.

      (k) Governmental Authorizations. The Company and Acquisition have all permits that are legally required to enable them to conduct their business in all material respects as now conducted.

      (l) Legal Proceedings; Orders.

            i. Except as set forth in the Reports, there is no material pending legal or administrative proceeding:

                  a. that has been commenced by or against the Company, Acquisition or the Subsidiaries, or any of the assets owned or used by, the Company, Acquisition or the Subsidiaries; or

                  b. that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the Merger.

            ii. Except as set forth in the Reports:

            a. there is no material order to which the Company or the Subsidiaries, or any of the assets owned or used by the Company, Acquisition or the Subsidiaries, is subject; and

            b. no officer, director, agent, or employee of the Company or Acquisition is subject to any material order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or Acquisition, as the case may be.

      (m) Absence of Certain Changes and Events. Except as set forth in the Reports and section 4.1(c) of this Agreement, since the date of the most recent Company Balance Sheets, the Company and the Subsidiaries and Acquisition, since the date of its inception, have conducted their business only in the ordinary course of business, and other than as contemplated by this Agreement or the Merger there has not been any:

            i. change in the authorized or issued Company Capital Stock except as set forth in the Form 14C filed with the SEC on or about June 30, 2004, which authorizes an additional eight hundred million (800,000,000) shares of Company Common Stock, bringing the total authorized Company Common Stock to nine hundred million (900,000,000) shares, and nine million (9,000,000) additional shares of Preferred Stock, bringing the total authorized Preferred Stock to ten million (10,000,000) shares, or the authorized or issued capital stock of Acquisition and the Subsidiaries; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any equity lines of credit, security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition or payment of any dividend or other distribution or payment in respect of shares of capital stock;

            ii. amendment to the Organizational Documents of the Company, Acquisition or the Subsidiaries;

            iii. damage to or destruction or loss of any material asset or property of the Company, Acquisition or the Subsidiaries, whether or not covered by insurance, causing a Material Adverse Effect;

            iv. receipt of notice that any of their substantial customers have terminated or intends to terminate their relationship, which termination would have a Material Adverse Effect;

            v. entry into any transaction other than in the ordinary course of business;

            vi. entry into, termination of, or receipt of written notice of termination of any material (i) license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) contract or transaction except the licensing of Hy-Tech Computer System's customer list and website use to Encompass Group, Inc.;

            vii. sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any asset or property of the Company, Acquisition or the Subsidiaries or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, Acquisition or the Subsidiaries;

            viii. cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

            ix. material change in the accounting methods used by the Company, Acquisition or the Subsidiaries; or

            x. agreement, whether oral or written, by the Company, Acquisition or the Subsidiaries to do any of the foregoing.

      (n) No Default or Violation. The Company, Acquisition and the Subsidiaries
(i)  are  in  material   compliance  with  all  applicable  material  terms  and
requirements of each material contract under which they have or had any obligation or liability or by which they or any of the assets owned or used by them is or was bound and (ii) is not in material violation of any legal requirement.

      (o) Certain Payments. Since the most recent date of the Company Balance Sheets, neither the Company, Acquisition or the Subsidiaries, nor any director, officer, agent or employee of the Company or the Subsidiaries has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, Acquisition or the Subsidiaries or
(iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company, Acquisition or the Subsidiaries.

      (p) Brokers or Finders. The Company and Acquisition have not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

      4.2 Representations and Warranties of RWT. RWT hereby makes the following representations and warranties to the Company, all of which shall survive the Closing, subject to the limitations set forth in Section 8.2 hereof:

      (a) Organization, Good Standing and Purpose. RWT is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland with full power and authority to conduct its businesses as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all of its obligations under this Agreement. RWT has no subsidiary other than listed in Schedule 4.2(a)(1). RWT is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures to be so qualified or in good standing would not have a Material Adverse Effect.

      (b) Authority; No Conflict.

            i. This Agreement and any agreement executed in connection herewith have been duly authorized by all required action of RWT and constitute the legal, valid and binding obligations of RWT, enforceable against RWT in accordance with their respective terms. RWT has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and any agreements executed in connection herewith and to perform its obligations hereunder and there under.

            ii Neither the execution and delivery of this Agreement by RWT, nor the consummation or performance by it of any of its obligations contained in this Agreement or in connection with the Merger by the Company will, directly or indirectly (with or without notice or lapse of time):

                  a. contravene, conflict with or result in a violation of (x) any provision of the Organizational Documents of RWT or (y) any resolution adopted by the board of directors or the stockholders of RWT;

                  b. contravene, conflict with or result in a violation of, or give any governmental body or other Person the right to challenge any of the Merger or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which RWT or any of the assets owned or used by RWT may be subject;

                  c. contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, this Agreement, the RWT Debentures or any Applicable Contract;

                  d. result in the imposition or creation of any material encumbrance upon or with respect to any of the material assets owned or used by RWT;

                  e. cause RWT to become subject to, or to become liable for the payment of, any tax; or

                  f. cause any of the assets owned by RWT to be reassessed or revalued by any taxing authority or other governmental body, except in connection with the transfer of real estate pursuant to this Agreement or the Merger.

            iii. RWT is not required to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Merger, other than the requisite approval of its stockholders (the "RWT Stockholders"), which approval is a condition to completion of the Merger pursuant to Section 6.2(g).

      (c) Capitalization. The entire authorized RWT Capital Stock consists of fifty million (50,000,000) shares of RWT Common Stock, of which 4,567,799 shares are issued and outstanding and held by the RWT Stockholders and ten million (10,000,000) shares of Preferred Stock, of which no shares are issued and outstanding. RWT has outstanding Two Hundred, Forty-eight Thousand Seven Hundred Thirty (248,730) RWT Options to acquire RWT Common Stock. With the exception of the RWT Common Stock Shares and the RWT Options, there are no other outstanding equity or debt securities of the Company. No legend or other reference to any purported encumbrance appears upon any certificate representing the RWT Common Stock outstanding shares, other than applicable Securities Act legends. The outstanding RWT Common Stock Shares have been duly authorized and validly issued and are fully paid and non-assessable. Except for the RWT Options, there are no outstanding options, voting agreements or arrangements, warrants, scrip, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of RWT Capital Stock or other securities, or contracts, commitments, understandings, or arrangements by which RWT is or may become bound to issue additional shares of RWT Capital Stock or other securities, or securities or rights convertible or exchangeable into shares of RWT Capital Stock or other securities. Except as set forth in the RWT Financial Statements, RWT has no outstanding equity, debt, debt or equity equivalent security, or debt or equity lines of credit. None of the outstanding RWT Common Stock Shares were issued in violation of the Securities Act or any other legal requirement. RWT does not own, and, except for this Agreement, has no contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. The outstanding RWT Common Stock Shares have been duly authorized, and are fully paid and nonassessable.

      (d) Financial Statements. RWT has delivered its financial statements as of and for the fiscal year ended December 31, 2004 and the five months ended May 31, 2004 (the "RWT Financial Statements"), copies of which RWT Financial Statements are included in Schedule 4.2(d). The RWT Financial Statements were prepared in accordance with GAAP and present the financial condition and the results of operations of RWT as of and for the fiscal year ended December 31, 2004 and the five months ended May 31, 2004. A review of RWT's financial statements as of and for the fiscal year ended December 31, 2004 and the five months ended May 31, 2004, is also being prepared by RWT's auditors and will be delivered to the Company once it is available to RWT.

      (e) Absence of Material Adverse Effect. Since the date of the most recent RWT Balance Sheet provided under Section 4.2(d) hereof, there have been no events, changes or occurrences which have had or are reasonably likely to have a Material Adverse Effect on RWT.

      (f) Books and Records. The books of account, minute books, stock record books, and other records of RWT, all of which have been made available to the Company and original copies of which will be delivered to the Company at the Closing, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of RWT contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and any committees of the Board of Directors of RWT.

      (g) No Undisclosed Liabilities. There are no material liabilities of RWT, whether absolute, accrued, contingent, or otherwise, other than those that are set forth in the RWT Balance Sheet.

      (h) Title to Properties; Encumbrances. RWT has good and marketable title to all the properties, interest in such properties and assets, real and personal, reflected in the RWT Balance Sheet or acquired after the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes to the RWT Balance Sheet. RWT owns no real property. RWT leases two offices in Ft. Myers, Florida.

      (i) Legal Proceedings; Orders.

            i. Except as set forth in Schedule 4.2(i) hereto, there is no pending legal or administrative proceeding:

                  a. that has been commenced or threatened by or against RWT or any of its officers, directors, agents or employees as such or that otherwise relates to or may affect the business of, or any of the assets owned or used by, RWT; or

                  b. that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any Merger.

            ii. Except as set forth in Schedule 4.2(i) hereto:

                  a. there is no order to which RWT, or any of the assets owned or used by RWT, is subject; and

                  b. no officer, director, agent, or employee of RWT is subject to any order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of RWT.

      (j) [Intentionally omitted]

      (k) [Intentionally omitted]

      (l) Taxes.

            i. RWT has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by it pursuant to applicable Legal Requirements. RWT has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by RWT, except such taxes, if any, as are listed in Schedule 4.2(l) hereto and are being contested in good faith as to which adequate reserves have been provided in the RWT Balance Sheets.

            ii. All tax returns filed by RWT are true, correct and complete in all material respects and no taxes are currently owed or tax returns due by or on behalf of RWT.

      (m) Absence of Certain Changes and Events. Except as set forth in Schedule 4.2(m) hereto, since the date of the RWT Balance Sheet, RWT has conducted its business only in the Ordinary Course of Business, there has not been any Material Adverse Effect on RWT, and there has not been any:

            i. change in the authorized or issued capital stock of RWT; grant of any stock option or right to purchase shares of capital stock of RWT; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition or payment of any dividend or other distribution or payment in respect of shares of capital stock;

            ii. amendment to the Organizational Documents of RWT;

            iii. damage to or destruction or loss of any asset or property of RWT, whether or not covered by insurance or any other event or circumstance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of RWT;

            iv. receipt of notice that any of its substantial customers have terminated or intends to terminate their relationship, which termination would have a Material Adverse Effect on RWT;

            v. entry into any transaction other than in the ordinary course of business;

            vi. entry into, termination of, or receipt of written notice of termination of any (i) license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) contract or transaction;

                  vii. sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any asset or property of RWT or mortgage, pledge, or imposition of any lien or other encumbrance on any asset or property of RWT;

            viii. cancellation or waiver of any claims or rights with a value to RWT in excess of $10,000;

            ix. material change in the accounting methods used by RWT;

            x. accrual or payment of any salaries or other compensation, increase in salaries, compensation or bonuses or retention or hiring of, any consultant or employee;

            xi. debt or other liability incurred, other than the RWT Debentures; or

            xii. agreement, whether oral or written, by RWT to do any of the foregoing.

      (n) Compliance with Law. Except as set forth in Schedule 4.2(n) hereto:

            i. RWT has complied in all material respects with, and is not in violation of, in any material respect, any Law to which it or its business is subject; and

            ii. RWT has obtained all licenses, permits, certificates or other governmental authorizations (collectively "Authorizations") necessary for the ownership or use of its assets and properties or the conduct of its business; and

            (iii) RWT has not received written notice of violation of, or knows of any material violation of, any Laws to which it or its business is subject or any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business.

      (o) Environmental Laws. RWT has not received any notice or claim (and is not aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other person, and, to the best knowledge of RWT, RWT is not the subject of any investigation by any governmental or regulatory authority, domestic or foreign, relating to any material or potentially material liability or remedial action under any environmental laws. There are no pending or, to the knowledge of RWT, threatened, actions, suits or proceedings against RWT or any of its properties, assets or operations asserting any such material liability or seeking any material remedial action in connection with any environmental laws.

      (p) Intellectual Property. (i) RWT owns, or is validly licensed or otherwise has the right to use, all patents, and patent rights ("Patents") and all trademarks, trade secrets, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights"), in each case, which are material to the conduct of the business of RWT.

            (i) To the best knowledge of RWT, RWT has not interfered with, infringed upon (without license to infringe), misappropriated or otherwise come into conflict with any Patent of any other Person. RWT has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any other Person. RWT has not received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, appropriation or violation (including any claim that RWT must license or refrain from using any Patents or Intellectual Property Rights of any other Person) which has not been settled or otherwise fully resolved. Except as set forth on Schedule 4.2(p) to the best knowledge of RWT, no other Person has interfered with, infringed upon (without license to infringe), misappropriated or otherwise come into conflict with any Patents or Intellectual Property Rights of RWT.

                  (q)  Employees.  (a) RWT has complied in all respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and RWT is not liable for any arrears of wages or any taxes or penalties for failure to comply with any such Laws; (b) RWT believes that RWT's relations with its employees is satisfactory; (c) there are no controversies pending or, to the best knowledge of RWT, threatened between RWT and any of its employees or former employees; (d) RWT is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by RWT, nor, to the best knowledge of RWT, are there any activities or proceedings of any labor union to organize any such employees; (e) there are no unfair labor practice complaints pending against RWT before the National Labor Relations Board or any current union representation questions involving employees of RWT; (f) there is no strike, slowdown, work stoppage or lockout existing, or, to the best knowledge of RWT, threatened, by or with respect to any employees of RWT; (g) no charges are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices with respect to RWT; (h) there are no claims pending against RWT before any workers' compensation board; (i) RWT has not received notice that any Federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation of or relating to RWT and, to the best knowledge of RWT, no such investigation is in progress; and (j) RWT has no consultants or independent contractors.

      (r) Employee Benefit Plans. There are no "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or "employee welfare benefit plans" (as defined in
Section 3(1) of ERISA) maintained, or contributed to, by RWT for the benefit of any current or any former employees, officers or directors of RWT.

      (s) Governmental Authorizations. RWT has all permits that are legally required to enable it to conduct their business in all material respects as now conducted.

      (t) No Default or Violation.  Except as set forth on Schedule 4.2(t),  RWT
(i) is in material compliance with all applicable material terms and requirements of each material contract under which it has or had any obligation or liability or by which it or any of the assets owned or used by it is or was bound and (ii) is not in material violation of any legal requirement.

      (u) Certain Payments. Since the most recent date of RWT Balance Sheets, neither RWT, nor any director, officer, agent or employee of RWT has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of RWT or (iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of RWT.

      (v) Brokers or Finders. RWT has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                                    ARTICLE V

                                    COVENANTS

      5.1 Covenants of the Company and Acquisition.

      (a) Conduct of Business. Between the date hereof and up to and including the Closing Date, each of the Company and Acquisition shall:

            i. conduct its business only in the ordinary course of business;

            ii. use its commercially reasonable efforts to preserve intact the current business organization of the Company and Acquisition, as the case may be, keep available the services of the current officers, employees and agents of the Company and Acquisition, as the case may be, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Company and Acquisition, as the case may be;

            iii. not pay, incur or declare any dividends or distributions with respect to its stockholders or amend its Certificate of Incorporation or By-Laws;

            iv. not authorize [except as described in the Form 14C filed with the SEC and delivered to shareholders on or about June 30, 2004, which authorizes an additional eight hundred million (800,000,000) shares of Company Common Stock (bringing the total authorized Company Common Stock to nine hundred million (900,000,000) shares, and an additional nine million (9,000,000) shares of Preferred Stock (bringing the total authorized Preferred Stock to ten million (10,000,000) shares], issue, sell, purchase or redeem any shares of its capital stock or any options or other rights to acquire ownerships interests, except for 37,885,033 shares that are issuable to Company employees if and when the Company amends its Organizational Documents as described in said Form 14C or elsewhere in this Agreement;

            v. not incur any indebtedness for money borrowed or issue any debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, except those incurred in the ordinary course of business, or cause or permit any material lien, encumbrance or security interest to be created or arise on or in respect of any material portion of its properties or assets;

            vi. not make any investment of a capital nature either by purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

            vii. not do any other act which would cause any representation or warranty of the Company in this Agreement to be or become untrue in any material respect or that is not in the Ordinary Course of Business;

      (b) Proposals; Other Offers. Commencing on the date of execution of this Agreement up to and including the Closing Date, each of the Company and Acquisition shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise), solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of its business, except for the divesture of Company's subsidiary, Hy-Tech Computer Systems, Inc. to Aegis. Each of the Company and Acquisition shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to the Company and Acquisition or afford access to any of the books, records or other properties of the Company and Acquisition to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to the Company's and Acquisition's business.

      (c) Further Assurances. Prior to the Closing Date, with the cooperation of
RWT  where   appropriate,   each  of  the  Company  and  Acquisition  shall  use
commercially reasonable efforts to:

            i. promptly comply with all filing requirements which federal, state or local law may impose on the Company or Acquisition, as the case may be, with respect to the Merger and this Agreement; and

            ii. take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of the Company and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by the Company or Acquisition in connection with the Merger by this Agreement.

      (d) Post Closing Covenants. From and after the Closing Date, the Company agrees that it shall:

            i. in the event that the Company issues any shares of its Common Stock in settlement of any debt or obligation that existed at Closing, excluding Allowable Debt as defined in Section 6.1(c), (the "Debt Settlement Shares"), then as promptly as practical, the Company shall, in addition to the Company Common Stock Shares issued pursuant to Section 2.1(a), issue in the aggregate to all of the holders of RWT Common Stock at Closing, an amount of shares of Common Stock equal to the Debt Settlement Shares, such issuance to be pro rata in proportion to such holders' holdings of RWT Common Stock at Closing.

            ii. in the event that the Company is unable to pay its attorneys or if RWT is unable to pay its attorneys in cash for services rendered, then the Company shall issue to all such attorneys shares of its Common Stock in payment for such services and file a registration statement on Form S-8 under the Securities Act of 1933, as amended, in order to allow the resale of the common stock so issued, provided further that the parties hereto agree that this
Section 4(d)ii is being relied upon by said attorneys and that they shall have an absolute right to sue under this Section 4(d)ii as third party beneficiaries hereof.

            iii. in the event that prior to the Closing Date the Company issues any shares of its Common Stock in excess of one hundred forty million (140,000,000) of such shares (such amount the "Excess Pre-closing Shares"), then at the Closing the Company shall, in addition to the Company Common Stock Shares to be issued pursuant to Section 2.1(a), issue in the aggregate to all of the holders of RWT Common Stock at Closing, an amount of shares of Common Stock equal to the Excess Pre-closing Shares, such issuance to be pro rata in proportion to such holders' holdings of RWT Common Stock.

      5.2 Covenants of RWT.

      (a) Conduct of Business. Between the date hereof and up to and including the Closing Date, RWT shall:

            i. conduct its business only in the Ordinary Course of Business;

            ii. use its commercially reasonable efforts to preserve intact the current business organization of RWT, keep available the services of the current officers, employees and agents of RWT, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with RWT;

            iii. not pay, incur or declare any dividends or distributions with respect to its stockholders or amend its Certificate of Incorporation or By-Laws;

            iv. not authorize, issue, sell, purchase or redeem any shares of its capital stock or any options or other rights to acquire ownerships interests;

            v. not incur any indebtedness for money borrowed or issue and debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any material lien, encumbrance or security interest to be created or arise on or in respect of any material portion of its properties or assets;

            vi. not make any investment of a capital nature either by purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other person;

            vii. not do any other act which would cause representation or warranty of RWT in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice;

      (b) Proposals; Other Offers. Commencing on the date of execution of this Agreement through the Closing Date, RWT shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise), solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of its business. RWT shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to RWT or afford access to any of the books, records or other properties of RWT to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to the RWT's business.

      (c) Further Assurances. Prior to the Closing Date, with the cooperation of the Company where appropriate, RWT shall:

            i. promptly comply with all filing requirements which federal, state or local law may impose on RWT with respect to the Merger and this Agreement and cooperate with the Company regarding the same; and

            ii. take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of RWT and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by RWT in connection with the Merger and this Agreement.

      (d) Actions by RWT. RWT shall take no action or enter into any agreements or arrangements except as may be required by this Agreement.

      (e) No Change in Capital Stock. Prior to the Effective Time, no change will be made in the authorized, issued or outstanding capital stock of RWT, and no subscriptions, options, rights, warrants, calls, commitments or agreements relating to the authorized, issued or outstanding capital stock of RWT will be entered into, issued, granted or created.

      (f) Access to Additional Agreements and Information. Prior to the Closing Date, RWT shall make available to the Company (as well as its counsel, accountants and other representatives) any and all agreements, contracts, documents, other instruments and personnel material of RWT's business, including without limitation, those contracts to which RWT is a party and those by which its business or any of RWT's assets are bound.

      (g) Name Change of the Company. If the Company has not effected a change of its name to Innova Holdings, Inc., prior to the Effective Date, RWT will assist the Company in its solicitation of RWT stockholders who became stockholders of the Company by virtue of this Agreement, it being understood however, that such stockholders may not so approve the name change, and no representation to that effect is being made by RWT hereby.

      5.3 Governmental Filings and Consents. The Company, Acquisition and RWT shall cooperate with one another in filing any necessary applications, reports or other documents with any federal or state agencies, authorities or bodies having jurisdiction with respect to the business of the Company, Acquisition or RWT and in seeking any necessary approval, consultation or prompt favorable action of, with or by any of such agencies, authorities or bodies. In addition, the Company and RWT shall cooperate with one another in taking steps necessary to cause the financial statements of RWT for its fiscal years 2002 and 2003 to be audited within 60 days of the Effective Time.

      5.4 Publicity. Any public announcement or press release relating to this Agreement or the Merger must be approved by RWT and the Company in writing before being made or released. The Company shall have the right to issue a press release or make other disclosure without RWT's written approval if in the opinion of the Company's counsel such a release is necessary to comply with SEC Rules and Regulations or other Law; provided that, RWT receives a copy of such prepared press release or other disclosures for purposes of review at least 24 hours before it is issued. This 24 hour period may be shortened if in the opinion of the Company's counsel it is required by Law; provided that, RWT receives a copy of such release as long as reasonably practical before it is issued.

      5.5 Tax Returns. The current officers of the Company shall have the right to prepare any tax returns of the Company with respect to any period that ends on or before the Closing Date. Such tax returns shall be timely filed by the Company. RWT shall cooperate with said officers in the preparation of such tax returns.

                                   CONDITIONS

      6.1 Conditions to Obligations of RWT. The obligation of RWT to consummate the Merger is subject to the fulfillment of each of the following conditions, any of which may be waived by RWT in its sole discretion:

      (a) Copies of Resolutions. At the Closing (i) the Company shall have furnished RWT with a certificate of its CEO or President, as the case may be, in the form of EXHIBIT 6.1(a)(1) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement and (ii) Acquisition shall have furnished RWT with a certificate of its CEO or President, as the case may be, in the form of EXHIBIT 6.1(A)(2) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of Acquisition authorizing the execution, delivery and performance of this Agreement and all other necessary or proper corporate action to enable Acquisition to comply with the terms of this Agreement.

      (b) [Intentionally omitted].

      (c) Matters Concerning the Company. On the Closing Date (i) the Company shall have no more than one hundred forty million (140,000,000) outstanding shares of Company Common Stock; (ii) the Company shall have negotiated the divesture of its subsidiary, Hy-Tech Computer Systems, Inc., which divestiture shall (A) include payment to the purchaser of shares of Company Common Stock and not more than one hundred fifty thousand dollars ($150,000) cash and (B) close as soon as practicable following the Effective Time; and (iii) and all outstanding debt of the Company shall have been paid or provided for with arrangements satisfactory to RWT, in its discretion, except for an aggregate of not more than two hundred thirty thousand dollars ($230,000) of Convertible Debt (the "Allowable Debt"). On the Closing Date, the Company shall have total authorized Company Common Stock of nine hundred million (900,000,000) shares, and total authorized Preferred Stock of ten million (10,000,000) shares. [On the Closing Date, the Company's Common Stock shall be trading under the symbol HYTT.OB]

      (d) Employment Agreements. At Closing, documentation necessary to reflect the assumption by the Company of the Employment Agreements with Walter Weisel and Sheri Aws, annexed hereto as EXHIBITS L-1 AND L-2, shall have been executed and delivered.

      (e) Accrued Salaries Due Personnel and/or Consultants of Company and RWT. The Company shall offer to pay all consultants and personnel of Company and RWT all accrued salaries and consulting fees by issuance of Company shares of common stock valued at $.01 per share (the "Compensation Shares"), said Compensation Shares to comprise 16,133,333 Shares to be issued to Altos Bancorp; 13,951,700 Shares to be issued to Martin Nielson; 3,900,000 Shares to be issued to Gary McNear; and 3,900,000 Shares to be issued to Craig Conklin. All of the Compensation Shares shall be registered on a Form S-8 (to the extent permitted under the rules for use of Form S-8) and the holders shall have the right to sell up to 1/4th of the Compensation Shares each quarter subject only to a right of the Board of Directors to limit the amount and timing if believed to be reasonably necessary. If any limitation is imposed, such limitation shall be applied prorate to the holders of Compensation Shares based on the number of Compensation Shares held by a holder to the total Compensation Shares proposed to be sold. All of the Company personnel and consultants will be required to agree to accept the Compensation Shares in full payment of the Company obligation to them before the issuance of such shares.

      (f) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of the Company and Acquisition set forth in this Agreement was true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and shall also be true, correct and complete in all material respects at and as of the Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date), with the same force and effect as if made at and as of the Closing Date. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Company and Acquisition at or prior to the Closing Date.

      (g) Delivery of Certificate. (A) The Company shall have delivered to RWT a certificate, in the form of EXHIBIT 6.1(F)(1) annexed hereto, dated the Closing Date, and signed by the CEO or President of the Company affirming that the representations and warranties as set forth in Section 4.1 were and are true, correct and complete as required by Section 6.1(e) and (B) Acquisition shall have delivered to RWT a certificate, in the form of EXHIBIT 6.1(F)(2) annexed hereto, dated the Closing Date, and signed by the CEO or President of Acquisition affirming that the representations and warranties as set forth in
Section  4.1 were and are true,  correct  and  complete  as  required by Section
6.1(e).

      (h) Consents and Waivers. At the Closing, any and all necessary consents, authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by RWT.

            (i) Litigation. On the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Company issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Merger or making consummation thereof unduly burdensome to RWT. On the Closing Date and immediately prior to consummation of the Merger, no proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other Person restraining or prohibiting the consummation of the Merger.

      (j) Delivery of Documents and Other Information. Prior to the Closing Date, the Company and Acquisition shall have made available or delivered to RWT all of the agreements, contracts, documents and other instruments requested by RWT.

      (k) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement annexed hereto as EXHIBIT J.

      (l) Lock Up Agreement. Each of Martin Nielson, Gary McNear, Craig Conklin and Altos BanCorp, Inc. shall have entered into a Lock Up Agreement in the form of EXHIBIT K hereto.

      (m) Indemnification. Company shall indemnify Walter Weisel (1) against any personal liability he may have as a result of his personal guarantee of the indebtedness and liabilities of RWT and its subsidiaries incurred in the Ordinary Course of Business (2) for actions taken as an officer or director of RWT or its subsidiaries to the fullest extent allowed by Delaware law.

      6.2 Conditions to Obligations of the Company and Acquisition. The obligation of the Company and Acquisition to consummate the Merger is subject to the fulfillment of each of the following conditions, any of which may be waived by the Company and Acquisition, in their sole discretion:

      (a) Copies of Resolutions. At the Closing, RWT shall have furnished the Company with a certificate of its President, in the form of EXHIBIT 6.2(A) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of RWT authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable RWT to comply with the terms of this Agreement.

      (b) [Intentionally omitted]

      (c) RWT Debt. At the Closing, RWT's outstanding debt shall consist of not more than (i) an SBA loan of one million dollars ($1,000,000); (ii) bank debt of Two Hundred Fifty Thousand Dollars ($250,000); and (iii) accounts payable not to exceed Two Hundred Fifty Thousand Dollars ($250,000).

      (d) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of RWT was true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and shall also be true, correct and complete in all material respects at and as of the Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date), with the same force and effect as if made at and as of the Closing Date. RWT shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by RWT at or prior to the Closing Date.

      (e)  Delivery of  Certificate.  RWT shall have  delivered to the Company a certificate, in the form of EXHIBIT 6.2(E) annexed hereto, dated the Closing Date and signed by the CEO or President of RWT, affirming that the representations and warranties of RWT as set forth in Section 4.2 were and are true, correct and complete and RWT's agreements and covenants have been performed as required by Section 6.2(d).

      (f) [Intentionally omitted].

      (g) Consents and Waivers. On or prior to the Closing Date, any and all necessary consents, authorizations, orders or approvals, including approval by not less than two thirds (2/3) of the outstanding RWT Common Stock Shares, shall have been obtained, except as the same shall have been waived by the Company, provided however, that in no event may the requirement of approval by not less than two thirds (2/3) of the outstanding RWT Common Stock Shares be waived.

      (h) Litigation. On the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to RWT issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Merger or making the consummation thereof unduly burdensome to the Company or RWT. On the Closing Date, no proceeding or lawsuit shall have been commenced, threatened or be pending or by any governmental or regulatory agency or authority or any other person with respect to the Merger.

      (i) Delivery of Documents and Other Information. Prior to the Closing Date, RWT shall have made available or delivered to the Company all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

      (j) Accrued Salaries Due Personnel and/or Consultants of Company and RWT. The Company shall offer to pay all consultants and personnel of Company and RWT all accrued salaries and consulting fees by issuance of Company shares of common stock valued at $.01 per share (the "Compensation Shares"). All of the Compensation Shares shall be registered on a Form S-8 (to the extent permitted under the rules for use of Form S-8) and the holders shall have the right to sell up to 1/4th of the Compensation Shares each quarter subject only to a right of the Board of Directors to limit the amount and timing if believed to be reasonably necessary. If any limitation is imposed, such limitation shall be applied prorate to the holders of Compensation Shares based on the number of Compensation Shares held by a holder to the total Compensation Shares proposed to be sold. All of the RWT personnel and consultants will be required to agree to accept the Compensation Shares in full payment of the RWT obligation to them before the issuance of such shares.

      (k) Indemnification. Company shall indemnify Martin Nielson, Gary McNear and Craig Conklin against any personal liability they may have as a result of
(1) their personal guarantees of the indebtedness and liabilities incurred of Company and its subsidiaries incurred in the Ordinary Course of Business (2) for actions taken as an officer or director of HYTT or its subsidiaries to the fullest extent allowed by Delaware law.

                                   ARTICLE VII

                                   TERMINATION

      7.1 Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

      7.2 Termination for Failure to Close. This Agreement shall be automatically terminated if the Closing shall not have occurred within forty-five (45) days of the date hereof (except if such 45th day is not a Business Day, then the next Business Day).

      7.3 Termination by Operation of Law. This Agreement may be terminated by any party hereto if there shall be any statute, rule or regulation that renders consummation of the Merger illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

      7.4 Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Closing Date:

                  (a) By RWT if: (i) any of the representations and warranties made in this Agreement by the Company or Acquisition shall not be materially true and correct, when made or at any time prior to consummation of the Merger as if made at and as of such time; (ii) any of the conditions set forth in
Section 6.1 hereof have not been fulfilled in all material respects by the Closing Date; (iii) the Company or Acquisition shall have failed to observe or perform any of its material obligations under this Agreement; or (iv) as otherwise set forth herein; or

                  (b) by the Company or Acquisition if: (i) any of the representations and warranties of RWT or the RWT Stockholder shall not be materially true and correct when made or at any time prior to consummation of the Merger as if made at and as of such time; (ii) any of the conditions set forth in Section 6.2 hereof have not been fulfilled in all material respects by the Closing Date; (iii) RWT shall have failed to observe or perform any of their material respective obligations under this Agreement; or (iv) as otherwise set forth herein.

      7.5 Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, provided that such party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any party from liability for damages actually incurred as a result of such party's breach of any term or provision of this Agreement.

      7.6 Remedies; Specific Performance. In the event that any party shall fail or refuse to consummate the Merger or if any default under or beach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the "Defaulting Party") shall have occurred that results in the failure to consummate the Merger, then in addition to the other remedies provided herein, the non-defaulting party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five
(45) days after it becomes aware of the Defaulting Party's failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

      8.1 Survival of Representations and Warranties of the Company. All representations and warranties of the Company shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter survive until the first anniversary of the Closing Date and shall then terminate except to the extent that notice of the Company's or Acquisition liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to such date.

      8.2 Survival of Representations and Warranties of RWT. All representations and warranties of RWT shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter survive until the first anniversary of the Closing Date and shall then terminate except to the extent that notice of RWT's liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to such date.

      8.3 Obligation of the Company to Indemnify. The Company agrees to indemnify, defend and hold harmless RWT (and its directors, officers, employees, affiliates, stockholders, debenture holders, agents, attorneys, successors and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' and consultants' fees and disbursements) (collectively, "Losses") based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of the Company contained in this Agreement or in the Schedules and Exhibits hereto or (ii) breach by the Company of any covenant or agreement contained in this Agreement.

      8.4 Obligation of and RWT to Indemnify. RWT agrees to indemnify, defend and hold harmless the Company (and its directors, officers, employees, affiliates, stockholders, agents, attorneys, successors and assigns) from and against any Losses based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of RWT contained in this Agreement or in the Schedules and Exhibits hereto or (ii) breach by RWT of any covenant or agreement contained in this Agreement.

      8.5 Notice and Opportunity to Defend. (a) Promptly after receipt by any Person entitled to indemnity under this Agreement (an "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) who is or may be obligated to provide indemnification pursuant to Section 8.3 or 8.4 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

                  (a) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days after the date the Claims Notice is given (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the

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

Indemnitee may pay, compromise or defend such Asserted Liability and all reasonable expenses incurred by the Indemnitee in defending or compromising such Asserted Liability, all amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and amounts required to be paid in connection with any compromise or settlement consented to by the Indemnitee, shall be borne by the Indemnifying Party. Except as otherwise provided in the immediately preceding sentence, the Indemnitee may not settle or compromise any claim over the objection of the Indemnifying Party. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in (but the Indemnitee may not control) the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

                                   ARTICLE IX

                                   DEFINITIONS

      The following terms, which are capitalized in this Agreement, shall have the meanings set forth below for the purpose of this Agreement.

      "Contract" means any Contract (a) to which the Company, Acquisition or RWT, is a party and under which the Company, Acquisition or RWT, has or may acquire any material rights, (b) under which the Company, Acquisition or RWT, as the case may be, is a party and has or may become subject to any material obligation or material liability or (c) by which the Company, Acquisition or RWT, as the case may be, or any of the material assets owned or used by it is or may become bound.

      "Environmental Laws" means all applicable federal, state, local or foreign laws, rules and regulations, orders, decrees, judgments, permits, filings and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of hazardous substances and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortuous conduct.

      "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to such law or any successor law.

      "GAAP" means generally accepted accounting principles in the United States, applied on a consistent basis.

      "Law" means all applicable laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, judgments or decrees entered, enacted, promulgated, enforced or issued by any court or other governmental or regulatory authority, domestic or foreign.

      "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative law, ordinance, principle of common law, regulation, statute, treaty, court or arbitrator.

      "Material Adverse Effect" means a material adverse effect upon the business or financial condition of the Company (when used in Section 4.1) or RWT (when used in Section 4.2), taken as a whole with any subsidiaries.

      "Order" means any award, decision,  injunction,  judgment,  order, ruling,
subpoena  or  verdict   entered,   issued,   made  or  rendered  by  any  court,
administrative agency or other governmental body or by any arbitrator.

      "Ordinary Course of Business" means an action taken by a Person where:

      (1) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

      (2) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

      (3) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

      "Organizational   Documents"   means  the  articles  or   certificate   of
incorporation and the by-laws of a corporation and any amendment thereto.

      "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body.

      "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

                                    ARTICLE X

                                  MISCELLANEOUS

      10.1 Fees and Expenses. Except as otherwise provided in this Agreement, each party hereto will bear its own legal, accounting and other fees and expenses incident to the Merger herein. Any fees and expenses required to be paid by any party hereunder shall be limited to reasonable and necessary fees and expenses.

      10.2 Modification, Amendments and Waiver. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by mutual consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

      10.3 Assignment. Neither the Company, Acquisition nor RWT shall have the authority to assign its respective rights or obligations under this Agreement.

      10.4 Successors. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and permitted assigns.

      10.5 Entire Agreement. This Agreement and the exhibits, schedules and other documents referred to herein contain the entire agreement among the parties hereto with respect to the Merger and supersede all prior agreements with respect thereto, whether written or oral.

      10.6 Governing Law. This Agreement and the exhibits hereto shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to principles of conflicts or choice of laws thereof. Any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situated in the County and State of Florida. Service of process in any action by either party to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the other party at its principal address set forth in this Agreement.

      10.7 Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile upon electronic confirmation of receipt (promptly followed by a hard-copy delivered in accordance with this Section 10.7) or three days after being mailed by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, or if sent by nationally recognized overnight courier, one day after being mailed, addressed to the party at its address set forth below:


              If to RWT:              Robotic Workspace Technologies, Inc.
                                      17105 San Carlos Blvd., Suite A6151
                                      Fort Myers Beach, FL 33931
                                      Attn: Walter Weisel, CEO
                                      Tel: (239) 466-0488
                                      Fax:  (239) 466-7270

              with copies to:         Linda Robison
                                      2659 W. Gulf Drive, Unit B-102
                                      Sanibel, FL 33957
                                      Tel: (239) 472-8199
                                      Fax: (239) 472-0083

                                      Dykema Gossett Rooks Pitts PLLC
                                      10 South Wacker Drive, Suite 2300
                                      Chicago, IL 60606
                                      Attention: Misty S. Gruber
                                      Tel: (312) 627-2122
                                      Fax: (866) 643-7257

              If to Acquisition:      RWT Acquisition, Inc.
                                      c/o Robotic Workspace Technologies, Inc.
                                      17105 San Carlos Blvd., Suite A6151
                                      Fort Myers Beach, FL 33931
                                      Attn: Gary McNear
                                      Tel: (239) 466-0488
                                      Fax:  (239) 466-7270


              with copies to:         Gottbetter & Partners, LLP
                                      488 Madison Avenue
                                      New York, NY 10022
                                      Attn: Adam S. Gottbetter, Esq.
                                      Tel: 212-400-6900
                                      Fax: 212- 400-6901

              If to Company:          Hy-Tech Technology Group, Inc.
                                      17105 San Carlos Blvd., Suite A6151
                                      Fort Myers Beach, FL 33931
                                      Tel: (239) 851-0111
                                      Fax: (239) 267-7718

              with copies to:         Gottbetter & Partners, LLP
                                      488 Madison Avenue
                                      New York, NY 10022
                                      Attn: Adam S. Gottbetter, Esq.
                                      Tel: 212- 400-6900
                                      Fax: 212- 400-6901

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If mailed as aforesaid, the day of mailing or transmission shall be the date any such notice shall be deemed to have been delivered.

      10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

      10.9 Rights Cumulative. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

      10.10 Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable and the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

      10.11 Headings. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be executed and delivered on the date and year first above written.


                                      HY-TECH TECHNOLOGY GROUP, INC.


                                      By:  /s/ Gary McNear
                                           -------------------------------------
                                           Gary McNear,
                                           CFO


                                      ROBOTIC WORKSPACE TECHNOLOGIES, INC.



                                      By:  /s/ Walter Weisel
                                           -------------------------------------
                                           Walter Weisel,
                                           CEO



                                      RWT ACQUISITION, INC.


                                      By:  /s/ Gary F. McNear
                                           -------------------------------------
                                      Name: /s/ Gary F. McNear
                                           -------------------------------------
                                      Title:  Director
                                            ------------------------------------





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